AMENDMENT NUMBER TWO
TO THE OCTOBER 24, 2008 SALES AGREEMENT

This amendment number two (“Amendment 2”), effective as of May 1, 2009 (the “Amendment 2 Effective Date”), amends the Sales Agreement dated October 24, 2008 between Zoo Publishing, Inc. (“Zoo”) and Atari, Inc. (“Atari”), as further amended pursuant to Amendment 1,  and, in full force and effect as of the date hereof (the “Sales Agreement”).  This Amendment 2, when fully executed, shall constitute the further understanding between the parties with respect to the Sales Agreement, as follows:

Section 3 is modified as follows:

The Term is hereby extended through May 31, 2009.

Except as expressly or by necessary implication modified or amended by this Amendment 2, the terms of the Sales Agreement are hereby ratified and confirmed without limitation or exception.  Capitalized terms used in this Amendment 2 and not otherwise defined shall have the same meaning ascribed to them as set forth in the Sales Agreement.

The parties hereto have executed this Amendment 2, which shall be effective as of the Amendment 2 Effective Date.

Zoo Publishing, Inc.		Atari, Inc.

By:	/s/ Mark Seremet	By:	/s/ James Wilson

	Name: Mark Seremet		Name: James Wilson

	Title: Chief Executive Officer		Title: Chief Executive Officer